Exhibit 10.3

Execution Version

AMENDED AND RESTATED SPONSOR LOCKUP AGREEMENT

This Amended and Restated Sponsor Lockup Agreement is dated as of January 31, 2023 and is between FAST Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), Fast Acquisition Corp. II, a Delaware corporation (“SPAC”), Falcon’s Beyond Global, LLC, a Florida limited liability company (“Falcon’s Beyond”), Falcon’s Beyond Global, Inc., a Delaware corporation and wholly owned subsidiary of SPAC which was formerly known as Palm Holdco, Inc. (the “Company” and, together with SPAC and Falcon’s Beyond, the “Company Parties”), and the other Persons who enter into a joinder to this Agreement substantially in the form of Exhibit A hereto with the Company Parties in order to become a “Sponsor Party” for purposes of this Agreement (together with the “Sponsor”, the “Sponsor Parties” and individually, a “Sponsor Party”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

BACKGROUND:

WHEREAS, the Sponsor Parties will own equity interests in the Company;

WHEREAS, on July 11, 2022 (the “Original Effective Date”), the Company, SPAC, Falcon’s Beyond, and Palm Merger Sub, LLC, a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Original Merger Agreement”), dated as of the Original Effective Date, pursuant to which, among other transactions, SPAC will merge with and into the Company (the “SPAC Merger”), with the Company surviving as the sole owner of Merger Sub, and following the SPAC Merger, Merger Sub will merge with and into Falcon’s Beyond (the “Acquisition Merger”, and together with the SPAC Merger, the “Mergers”), with Falcon’s Beyond as the surviving entity of such merger, on the terms and conditions set forth therein;

WHEREAS, on September 13, 2022, SPAC, the Company, Falcon’s Beyond and Merger Sub entered into Amendment No. 1 to Agreement and Plan of Merger (the “First Amendment,” and the Original Merger Agreement as amended by the First Amendment, the “Amended Original Merger Agreement”);

WHEREAS, on the date hereof, concurrently with the execution and delivery of this Agreement, SPAC, the Company, Falcon’s Beyond and Merger Sub amended and restated the Amended Original Merger Agreement by entering into the Amended and Restated Agreement and Plan of Merger (as may be further amended or modified from time to time, the “Merger Agreement”);

WHEREAS, contemporaneously with the execution and delivery of the Original Merger Agreement, the Sponsor, SPAC, the Company, and Falcon’s Beyond entered into that certain Sponsor Lockup Agreement, dated as of the Original Effective Date (the “Original Sponsor Lockup Agreement”); and

WHEREAS, contemporaneously with the execution and delivery of the Merger Agreement, as a condition and inducement to the willingness of the Company Parties to enter into the Merger Agreement, the Sponsor, SPAC, the Company, and Falcon’s Beyond agreed to amend the Original Sponsor Lockup Agreement by entering into this Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I
INTRODUCTORY MATTERS

1.1 Defined Terms. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Acquisition Merger” has the meaning set forth in the Background.

“Action” has the meaning set forth in Section 3.7.

“Affiliate” has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

“Agreement” means this Amended and Restated Sponsor Lockup Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Change of Control” means any transaction or series of transactions (A) the result of which is the acquisition by a Person or “group” (within the meaning of Section 13(d) of the Exchange Act) of Persons (other than the Company or any of its Subsidiaries) of direct or indirect beneficial ownership of securities (or rights convertible or exchangeable into securities) representing fifty percent (50%) or more of the combined voting power of or economic rights or interests in the then outstanding securities of Company or Falcon’s Beyond, (B) constituting a merger, consolidation, reorganization or other business combination, however effected, following which either (1) the members of the Board of Directors of the Company immediately prior to such merger, consolidation, reorganization or other business combination do not constitute at least a majority of the Board of Directors of the company surviving the combination or (2) the voting securities of the Company or Falcon’s Beyond immediately prior to such merger, consolidation, reorganization or other business combination do not continue to represent or are not converted into fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person resulting from such combination, or (C) the result of which is a sale of all or substantially all of the assets of the Company or Falcon’s Beyond (as appearing in its most recent balance sheet) to any Person.

“Class A Common Stock” means the shares of Class A common stock of the Company, following the consummation of the Mergers.

“Class B Common Stock” means the Class B common stock of the Company, following the consummation of the Mergers.

“Company” has the meaning set forth in the Preamble.

“Company Parties” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Falcon’s Beyond” has the meaning set forth in the Preamble.

“Immediate Family” means any Person that is related by blood or current or former marriage, domestic partnership or adoption (including legally adoptive relationships, in-laws and step relations), in each case that is not more remote than a first cousin.

“Lock-up” has the meaning set forth in Section 2.1(a).

“Lock-up Period” means the Sponsor Retained Shares Lock-up Period, Sponsor Minimum Guarantee Shares Lock-up Period and Warrant Lock-up Period, as applicable.

“Lock-up Securities” has the meaning set forth in Section 2.1(d).

“Lock-up Shares” has the meaning set forth in Section 2.1(d).

“Lock-up Warrants” has the meaning set forth in Section 2.1(d).

“Mergers” has the meaning set forth in the Background.

“Merger Agreement” has the meaning set forth in the Background.

“Merger Sub” has the meaning set forth in the Background.

“Permitted Transferees” has the meaning set forth in Section 2.1(d).

“Pubco Common Stock” means the Class A Common Stock and the Class B Common Stock, as applicable.

“Shares Lock-up Period” has the meaning set forth in Section 2.1(d).

“SPAC” has the meaning set forth in the Preamble.

“SPAC Merger” has the meaning set forth in the Background.

“SPAC Private Placement Warrant” means each warrant to purchase one (1) share of SPAC Class A Common Stock at an exercise price of eleven Dollars fifty cents ($11.50) issued to the Sponsor and that is issued and outstanding immediately prior to the SPAC Merger Effective Time.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Minimum Guarantee Shares Lock-up Period” has the meaning set forth in Section 2.1(d).

“Sponsor Parties” has the meaning set forth in the Preamble.

“Sponsor Retained Shares Lock-up Period” has the meaning set forth in Section 2.1(d).

“Trading Day” means any day on which shares of Pubco Common Stock are actually traded on the principal securities exchange or securities market on which shares of Pubco Common Stock are then traded.

“Transfer” has the meaning set forth in Section 2.1(d).

“Warrants Lock-up Period” has the meaning set forth in Section 2.1(d).

1.2 Construction. Unless the context otherwise requires: (a) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (b) “or” is disjunctive but not exclusive, (c) words in the singular include the plural, and in the plural include the singular, and (d) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II
LOCKUP

2.1 Lockup.

(a) Subject to the exclusions in Section 2.1(b), each Sponsor Party agrees (i) not to Transfer any Sponsor Retained Shares until the end of the Sponsor Retained Shares Lock-up Period, (ii) not to Transfer any Sponsor Minimum Guarantee Shares until the end of the Sponsor Minimum Guarantee Shares Lock-up Period and (iii) not to Transfer any Lock-up Warrants until the end of the Warrants Lock-up Period (collectively, the “Lock-up”). Notwithstanding the foregoing, in the event that a definitive agreement that contemplates a Change of Control is entered into after the Acquisition Merger Closing, the Lock-up for any Lock-up Shares shall automatically terminate immediately prior to the consummation of such Change of Control. For the avoidance of doubt, (i) no Sponsor Retained Shares shall be subject to Lock-up pursuant to this Agreement from and after the date that is one year after the Acquisition Merger Closing Date, (ii) no Sponsor Minimum Guarantee Shares shall be subject to Lock-up pursuant to this Agreement from and after the date that is two years after the Acquisition Merger Closing Date and (iii) no Lock-up Warrants shall be subject to Lock-up pursuant to this Agreement from and after the date that is 180 days after the Acquisition Merger Closing Date.

(b) Each Sponsor Party or any of its Permitted Transferees may Transfer any Lock-up Securities it holds during the applicable Lock-up Period (i) to any Affiliate of such Sponsor Party or by distributions from such Sponsor Party to its members, partners or shareholders or their Affiliates; (ii) in the case of an individual, by bona fide gift to a member of such individual’s Immediate Family or to a trust, the beneficiary of which is a member of such individual’s Immediate Family, an affiliate of such individual or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (vi) in the event of, and solely in connection with, the Company’s liquidation, merger, capital stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of Pubco Common Stock for cash, securities or other property subsequent to the Acquisition Merger Closing Date; in each case of clauses (i)–(v), if the transferee is not another Sponsor Party, subject to prior receipt by the Company Parties of a duly executed joinder to this Agreement substantially in the form of Exhibit A hereto.

(c) Notwithstanding the provisions set forth in this Section 2.1, if the applicable Lock-up Period, excluding in connection with a Lock-up Period Early Release, is scheduled to end during a Blackout Period or within five Trading Days prior to the commencement of a Blackout Period, the applicable Lock-up Period shall end ten Trading Days prior to the commencement of the Blackout Period (the “Blackout-Related Release”); provided that the Company shall announce the date of the expected Blackout-Related Release through a major news service, or on a Form 8-K, at least two Trading Days in advance of the Blackout-Related Release.

(d) For purposes of this Section 2.1:

(i) The term “Blackout Period” means a broadly applicable and regularly scheduled period during which trading in the Company’s securities would not be permitted under the Company’s insider trading policy.

(ii) The term “Sponsor Retained Shares Lock-up Period” means the period beginning on the Acquisition Merger Closing Date and ending on the earlier of (i) the date that is one year after the Acquisition Merger Closing Date and (ii) the Lock-up Period Early Release Date.

(iii) The term “Sponsor Minimum Guarantee Shares Lock-up Period” means the period beginning on the Acquisition Merger Closing Date and ending on the date that is twenty-four (24) months after the Acquisition Merger Closing Date.

(iv) The term “Warrants Lock-up Period” means the period beginning on the Acquisition Merger Closing Date and ending on the earlier of (i) the date that is 180 days after the Acquisition Merger Closing Date and (ii) the Lock-up Period Early Release Date.

(v) The term “Lock-up Period Early Release Date” means the date on which the volume weighted average closing sale price of the Class A Common Stock on Nasdaq (or the exchange on which the shares of Class A Common Stock are then listed) equals or exceeds $12.00 per share (as adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 Trading Days within any 30-consecutive Trading Day period, such period commencing at least 150 days after the Acquisition Merger Closing Date (the “Lock-up Period Early Release”); provided, however, that if at the time of any Lock-up Period Early Release Date, the Company is in a Blackout Period, the actual date of the Lock-up Period Early Release Date shall be delayed until immediately prior to the opening of trading on the second Trading Day following the first date after the satisfaction of the Lock-up Period Early Release that the Company is no longer in a Blackout Period; provided, further, that the Company shall announce the date of the expected Lock-up Period Early Release Date through a major news service, or on a Form 8-K, at least two Trading Days in advance of the Lock-Up Period Early Release Date.

(vi) The term “Lock-up Shares” means the Sponsor Retained Shares and the Sponsor Minimum Guarantee Shares, if any.

(vii) The term “Lock-up Warrants” means the SPAC Private Placement Warrants assumed by the Company pursuant to the Warrant Assumption Agreement at the SPAC Merger Effective Time, and any shares of Pubco Common Stock received upon exercise of such warrants.

(viii) The term “Lock-up Securities” means, collectively, the Lock-up Shares and the Lock-up Warrants.

(ix) The term “Permitted Transferees” means, prior to the expiration of the applicable Lock-up Period, any Person to whom such Sponsor Party or any other Permitted Transferee of such Sponsor Party is permitted to transfer such shares of Lock-up Securities pursuant to Section 2.1(b).

(x) The term “Transfer” means the (A) sale of, offer to sell, contract or agreement to sell, hypothecation or pledge of, grant of any option to purchase or otherwise dispose of or agreement to dispose of, in each case, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (B) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (C) public announcement of any intention to effect any transaction specified in clause (A) or (B).

(e) Each Sponsor Party shall be permitted to enter into a trading plan established in accordance with Rule 10b5-1 under the Exchange Act during the applicable Lock-up Period so long as no Transfers of such Sponsor Party’s Lock-up Securities in contravention of this Section 2.1 are effected prior to the expiration of the applicable Lock-up Period.

(f) Each Sponsor Party also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Lock-up Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Sponsor Party’s Lock-up Shares describing the foregoing restrictions.

(g) For the avoidance of doubt, each Sponsor Party shall retain all of its rights as a stockholder of the Company with respect to the Lock-up Securities during the Lock-up Period, including the right to vote any Lock-up Shares.

ARTICLE III
GENERAL PROVISIONS

3.1              Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (without any “bounce back” or similar error message) addressed as follows:

If to the Company, to:
6996 Piazza Grande Avenue, Suite 301
Orlando, FL 32835
Attn:	Scott Demerau
Cecil Magpuri
Email:	[***]

with a copy (not constituting notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020
Attn:	Matthew Kautz
James Hu
Email:	[***]
[***]

If to any Sponsor Party, to such address indicated on the Company’s records with respect to such Sponsor Party or to such other address or addresses as such Sponsor Party may from time to time designate in writing.

3.2 Amendment; Waiver. (a) The terms and provisions of this Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed by each of the Company Parties and the Sponsor Parties holding a majority of the shares then held by the Sponsor Parties in the aggregate as to which this Agreement has not been terminated.

(b) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d) The Company and any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to (i) in the case of a waiver by the Company Parties, the applicable Sponsor Parties and (ii) in the case of a waiver by a Sponsor Party, each of the Company Parties.

(e) SPAC and the Company hereby represent, warrant, covenant and agree that (i) if any lock-up agreement signed by a equityholder of the Company Parties in connection with the transactions contemplated hereby is amended, modified or waived in a manner favorable to such equityholder and that would be favorable to a Sponsor Party, this Agreement shall be contemporaneously amended in the same manner and the Company shall provide prompt notice thereof to the Sponsor Parties, and (ii) if any such equityholder is released from any or all of the lock-up restrictions under its lockup agreement, the Sponsor Parties will be similarly and contemporaneously released from the lock-up restrictions hereunder (which, for the avoidance, of doubt will include a release of the same percentage of each Sponsor Party’s Lock-up Securities) and the Company shall provide prompt notice thereof to the Sponsor Parties.

(f) Notwithstanding anything to the contrary, any amendment, modification or waiver of any provision herein that would (i) adversely affect any Sponsor Party, or (ii) disproportionately affect any Sponsor Party as compared to any other Sponsor Party, in each case, will not bind any such Sponsor Party without such Sponsor Party’s prior written approval.

3.3 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

3.4 Assignment. No party hereto shall assign, delegate or otherwise transfer this Agreement or any part hereof without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 3.4 shall be null and void, ab initio.

3.5 Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto, any right or remedies under or by reason of this Agreement, as a third party beneficiary or otherwise.

3.6 Governing Law. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

3.7 Jurisdiction. Any claim, action, suit, assessment, arbitration or proceeding (an “Action”) based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware (or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware), or, if it has or can acquire jurisdiction, in the United States District Court for the District of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 3.7.

3.8 Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.8.

3.9 Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.9 shall not be required to provide any bond or other security in connection with any such injunction.

3.10 Entire Agreement. Except as otherwise set forth herein, this Agreement and that certain Letter Agreement, dated March 15, 2021, by and among the SPAC, its executive officers, its directors and Sponsor (the “Insider Letter”, and together with this Agreement, the “Agreements”) constitute the full and entire understanding and agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by the Agreements exist between the parties except as expressly set forth or referenced in the Agreements. Notwithstanding the foregoing, nothing in the Agreements shall limit any of the rights, remedies or obligations of the Company Parties or any of the Sponsor Parties under any other agreement between any of the Sponsor Parties and the Company Parties, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of any of the Sponsor Parties or the Company Parties under the Agreements. In the case of any inconsistency between this Agreement and the Insider Letter, for any time after the SPAC Merger Effective Time this Agreement will control, including in relation to Section 7 of the Insider Letter, which is expressly superseded by the terms of this Agreement from and after the SPAC Merger Effective Time. The parties hereto agree that the Transactions shall not be deemed to violate Section 7 of the Insider Letter.

3.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

3.12 Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.13 Several Liability. The liability of any Sponsor Party hereunder is several (and not joint). Notwithstanding any other provision of this Agreement, in no event will any Sponsor Party be liable for any other Sponsor Party’s breach of such other Sponsor Party’s obligations under this Agreement.

3.14 Effectiveness; Termination. This Agreement shall become effective only upon the consummation of the Mergers. Upon the termination of the Merger Agreement, this Agreement shall automatically terminate and be null and void, ab initio.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Lockup Agreement on the day and year first above written.

SPONSOR:
FAST SPONSOR II, LLC
By: FAST Sponsor II Manager LLC, its manager
By:	/s/ Garrett Schreiber
Name: Garrett Schreiber
Title: Manager

[Signature Page to Sponsor Lockup Agreement]

PUBCO:
FALCON’S BEYOND GLOBAL, INC.
By:	/s/ L. Scott Demerau
Name: L. Scott Demerau
Title: Executive Chairman

[Signature Page to Sponsor Lockup Agreement]

SPAC:
FAST ACQUISITION CORP. II
By:	/s/ Garrett Schreiber
Name: Garrett Schreiber
Title: CFO

[Signature Page to Sponsor Lockup Agreement]

COMPANY:
FALCON’S BEYOND GLOBAL, LLC
By:	/s/ L. Scott Demerau
Name: L. Scott Demerau
Title: Executive Chairman

[Signature Page to Sponsor Lockup Agreement]

Exhibit A

FORM OF JOINDER TO LOCKUP AGREEMENT

[______], 20__

Reference is made to the Amended and Restated Sponsor Lockup Agreement, dated as of January [•], 2023, by and among Falcon’s Beyond Global, Inc. (the “Company”), the other Company Parties (as defined therein) and the other Sponsor Parties (as defined therein) from time to time party thereto (as amended from time to time, the “Lockup Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Lockup Agreement.

Each of the Company Parties and each undersigned holder of shares of the Company (each, a “New Sponsor Party”) agrees that this Joinder to the Lockup Agreement (this “Joinder”) is being executed and delivered for good and valuable consideration.

Each undersigned New Sponsor Party hereby agrees to and does become party to the Lockup Agreement as a Sponsor Party. This Joinder shall serve as a counterpart signature page to the Lockup Agreement and by executing below each undersigned New Sponsor Party is deemed to have executed the Lockup Agreement with the same force and effect as if originally named a party thereto.

This Joinder may be executed in multiple counterparts, including by means of facsimile or electronic signature, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the undersigned have duly executed this Joinder as of the date first set forth above.

[NEW SPONSOR PARTY]
By:
Name:
Title
FALCON’S BEYOND GLOBAL, INC.
By:
Name:
Title:
FALCON’S BEYOND GLOBAL, LLC
By:
Name:
Title:
FAST ACQUISITION CORP. II
By:
Name:
Title: